Exhibit 10.3
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     This Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (“Second Amendment”), dated as of June 10, 2011, is made between OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
     A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated May 3, 2011 (the “Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated June 8, 2011 (the “First Amendment”), for the purchase and sale of that certain real property located in Olathe, Kansas, consisting of two hundred twenty (220) apartment units situated thereon, together with all structures, improvements, machinery, fixtures and equipment affixed or attached thereto, and other tangible and intangible real and personal property rights related thereto, all as more particularly described in the Agreement (collectively, the “Property”). The Original Agreement and the First Amendment are collectively referred to herein as the “Agreement”.
     B. Buyer and Seller now desire to reduce the Purchase Price, to provide for Buyer’s confirmation of feasibility and the expiration of the Due Diligence Period, and to otherwise amend the Agreement as set forth below. Except as otherwise expressly defined in this Second Amendment, all initially capitalized terms used in this Second Amendment have the same meanings as in the Agreement.
     THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
     1. Purchase Price. The Purchase Price, as such term is defined in Section 2 of the Original Agreement, is hereby reduced from Eleven Million Three Hundred Fifty Thousand and 00/100 Dollars ($11,350,000.00) to Eleven Million Two Hundred Fifteen Thousand and 00/100 Dollars ($11,215,000.00).
     2. Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement, the Extended Due Diligence Period, as such term is defined in Section 1 of the First Amendment, is hereby amended to expire upon the mutual execution of this Second Amendment by both Buyer and Seller. Accordingly, effective upon the mutual execution of this Second Amendment by both Buyer and Seller, Buyer hereby approves of the feasibility of the Property for Buyer’s intended use and, except to the extent otherwise provided in the Agreement, by law, or in equity, Buyer hereby waives its right to terminate the Agreement pursuant to Section 7.4 of the Original Agreement.
     3. Counterparts; Copies. This Second Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
     4. Conflicts. If any conflict between this Second Amendment and the Agreement should arise, the terms of this Second Amendment shall control.
     5. Continuing Effect. There are no other amendments or modifications to the Agreement other than this Second Amendment. Except as expressly amended by this Second Amendment, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed.
     6. Authority. The individual(s) executing this Second Amendment on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Second Amendment.
     7. Attorneys’ Fees. In any action to enforce or interpret the provisions of this Second Amendment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
     NOW THEREFORE, the parties have executed this Second Amendment as of the date first written above.

SELLER:			BUYER:

OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP,			STEADFAST ASSET HOLDINGS, INC.,
a Kansas limited partnership			a California corporation

By:	MRV, Inc.,		By:	/s/ Ana Marie del Rio

	its General Partner			Name: Ana Marie del Rio
Its: Secretary
	By:	/s/ Jeffrey L. Ungerer

Name: Jeffrey L. Ungerer
Its: VP / CFP / General Counsel

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